UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 13, 2009

_________________________

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave. Suite 200
Portland, OR 97201
 (Address of principal executive offices, including zip code)

(503) 827-5271
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 13, 2009, Znomics, Inc. (the “Company”) issued to Triangle Holdings VI, LLC (“Triangle”) a senior secured promissory note (the “note”) with an aggregate principal amount of $200,000.   The note bears interest sixty-percent (60%) per annum. The principal amount of the note plus accrued interest is payable upon the earlier of the date the Company receives proceeds from the equity financing with FirstPoint Biotech, Inc. (“FirstPoint”) and July 9, 2009.

The Company may voluntarily prepay its obligations under the note at any time. If the Company sells its Zenemark library prior to the maturity of the note, it must use the proceeds from such transaction to prepay its obligations under the note. The note also contains customary events of default. As additional consideration for Triangle’s loan to the Company, the Company will issue 266,667 shares of its common stock to Triangle. The note is attached hereto as Exhibit 99.1 and the terms thereof are incorporated herein by reference.

The Company’s obligations under the note are secured by a Security Agreement, dated as of March 13, 2009, by and between the Company and Triangle, as collateral agent (the “Security Agreement”). Pursuant to the terms of the Security Agreement, the Company has granted to Triangle a first priority lien on all of the Company’s assets. Pursuant to the terms of the Security Agreement, the Company may issue one or more senior secured promissory notes with an aggregate principal amount of $100,000, with terms substantially similar to those of the note. The Security Agreement is attached hereto as Exhibit 99.2 and the terms thereof are incorporated herein by reference.

The Company intends to use the proceeds from the issuance of the note and any additional notes it may issue for working capital and general corporate purposes. The Company expects the proceeds of such issuances to fund its business plan into approximately June 2009.

As previously disclosed, the Company signed a non-binding letter of intent (“LOI”) with FirstPoint related to a possible equity investment by FirstPoint in the Company.  The LOI is non-binding and there can be no assurance that the transactions contemplated by the LOI will be consummated.

In addition, in consideration of the agreement of the Company's outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. ("Company Counsel"), to (a) defer payment of legal fees and costs previously incurred by the Company, (b) continue to perform legal services on behalf of the Company and (c) defer payment of future legal fees and costs incurred by Company from time to time until the aggregate amount of deferred fees and costs incurred by the Company have been paid, the Company has agreed to (i) issue to Company counsel a subordinated secured promissory note and (ii) enter into a joinder agreement (a form of which is attached to the Security Agreement as an exhibit) pursuant to which Company Counsel is deemed to be a secured party for the purposes of the Security Agreement.  The note issued to Company counsel has substantially the same terms as the note issued to Triangle, with the exceptions that (A) it will bear interest at rate of 10% per year, (B) the Company will not issue any shares of its common stock to Company Counsel, and (ii) Company's counsel's rights to payment under the note and Security Agreement will be subordinated to the notes issued to Triangle and other persons to whom the Company issues senior secured notes from time to time. The note issued to Company Counsel is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

A more detailed discussion of the Company’s financing needs and long-term business plan is described in greater detail in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Secured Promissory Note, dated as of March 13, 2009, by and between the Company and Triangle
99.2	Security Agreement, dated as of March 13, 2009, by and between the Company and Triangle, as collateral agent
99.3	Secured Subordinated Promissory Note, dated as of March 18, 2009, by and between the Company and Company counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Znomics, Inc.
Date: March 19, 2009	/s/ Kerry D. Rea Kerry D. Rea Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Secured Promissory Note, dated as of March 13, 2009, by and between the Company and Triangle
99.2	Security Agreement, dated as of March 13, 2009, by and between the Company and Triangle, as collateral agent
99.3	Secured Subordinated Promissory Note, dated as of March 18, 2009, by and between the Company and Company counsel